SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 AMENDMENT NO. 2

                                       TO

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 3, 2001



                           Chateau Communities, Inc.
           (Exact Name of the Registrant as Specified in Its Charter)


          Maryland                  1-12496                     38-3132038
(State or Other Jurisdiction      (Commission                 (IRS Employer
        of Formation)             File Number)            Identification Number)

           6160 South Syracuse Way, Greenwood Village, Colorado 80111 (Address of Principal Executive Offices, Including Zip Code)


        Registrant's Telephone Number, Including Area Code (303) 741-3707

                                       N/A
          (Former Name of Former Address, if Changed Since Last Report)

ITEM 2.  CWS ACQUISITION OR DISPOSITION OF ASSETS.

This current report on Form 8-K/A (Amendment No. 2) to the Registrant's current report on Form 8-K, dated August 3, 2001, as amended by the Registrant's current report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission (the "Commission") on October 17, 2001, relates to the issuance, on a private placement basis, of $150,000,000 principal amount of 7.125% Senior Notes due 2011 (the "Senior Notes") of CP Limited Partnership, a Maryland limited partnership ("CP Limited Partnership"). The purpose of this amendment is to include certain information about the Senior Notes in this Item 2 and in the pro forma financial information in Item 7(b) hereof.

On August 3, 2001, the Registrant acquired CWS Communities Trust, a Maryland real estate investment trust ("CWS"), and CWS Communities LP, a Delaware limited partnership ("CWS OP"), pursuant to an Agreement and Plan of Merger, dated as of June 6, 2001 (the "Merger Agreement"), among the Registrant, CP Limited Partnership, Chateau Merger Sub, Inc., a Maryland corporation, Second Merger Sub, LLC, a Maryland limited liability company, Partnership Merger Sub, LLC, a Delaware limited liability company, CWS, CWS OP and Security Capital Manufactured Housing Incorporated, a Delaware corporation (the "CWS Acquisition").

Total consideration for the CWS Acquisition was approximately $552 million, including approximately $323 million in cash, $151 million in assumed liabilities and the issuance in a private placement of 2,040,878 units of limited partner interest in CP Limited Partnership (each an "OP Unit") (valued for this purpose at $30.935 per OP Unit) and approximately $9.9 million in 11-year 7.5% Senior Unsecured Notes (the "7.5% Notes"). The Merger Agreement is incorporated by reference herein as Exhibit 2.1 hereto. The form of the 7.5% Notes is incorporated by reference herein as Exhibit 99.1 hereto.

Initial financing for the cash portion of the consideration consisted of proceeds from an acquisition facility (the "Acquisition Facility") provided by a syndicate of financial institutions led by Bank One, N.A. This facility bears interest at a rate of LIBOR plus 120 basis points and matures on August 2, 2002. The credit agreement for the Acquisition Facility is incorporated by reference herein as Exhibit 99.2 hereto.

On October 30, 2001, CP Limited Partnership issued the Senior Notes on a private placement basis. The Senior Notes bear interest at a rate of 7.125% per year and are payable semi-annually on May 1 and November 1 of each year, beginning May 1, 2002. The Senior Notes are redeemable by CP Limited Partnership, in whole or in part, at any time prior to maturity. The net proceeds from the sale of the Senior Notes were approximately $148.3 million. CP Limited Partnership intends to use the net proceeds to repay a portion of the outstanding indebtedness under the Acquisition Facility. The Senior Notes will not be and have not been registered under the Securities Act of 1933, as amended, and, accordingly, may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

In connection with the CWS Acquisition, certain limited partners of CP Limited Partnership also agreed that the terms of the loans extended to them by CWS OP in the aggregate amount of $26 million would be amended and restated effective as of the closing date of the CWS Acquisition (the "Amended and Restated Loan Agreements"). Prior to the CWS Acquisition, these loans were secured with the pledge of shares of common stock of CWS and units of limited partner interest in CWS OP, 50% of which could be purchased by CWS at its option upon certain events, including certain prepayments and upon maturity. As of August 2, 2001, these loans were amended and restated to, among other things, replace the collateral with a proportionate amount of OP Units, provide for an initial purchase price for the OP Units subject to the repurchase option of CP Limited Partnership, eliminate the right of CP Limited Partnership to exercise this option in the event of a prepayment of the Amended and Restated Loans in full prior to January 1, 2003 and lower the exercise price of this option in the event that certain distributions are made to the borrowers thereunder. The maturity dates of these loans vary between June 14, 2009 and September 26, 2010. The loans bear initial interest rates of 6.25% or 6.50%, increasing at increments of 25 basis points on each anniversary of each loan, not exceeding 7.50%. A form of Amended and Restated Investment Loan Agreement is incorporated by reference herein as Exhibit 99.3 hereto. A form of Amended and Restated Non-Investment Loan Agreement is incorporated by reference herein as Exhibit 99.4 hereto.

In addition, CP Limited Partnership agreed to issue to stockholders of CWS who received the 7.5% Notes in the CWS Acquisition an aggregate of 309,371 OP Units in a private placement pursuant to the terms of Subscription Agreements, each dated as of August 2, 2001, for an aggregate purchase price of approximately $9.6 million paid to CP Limited Partnership through the issuance of 9-year 7.5% promissory notes (subject to extension for two additional one-year periods in certain events) secured by OP Units held by the obligor.

The CWS portfolio consists of 46 properties, with 16,600 home sites in 12 states. The majority of these properties are located in Florida (41%), Georgia (17%) and Texas (21%). In addition, CWS owns 1,518 expansion sites available for future development and three RV communities with 431 RV sites. CP Limited Partnership plans to continue the ownership and operation of these properties as manufactured home communities and RV sites. Certain information concerning these properties is attached hereto as Exhibit 99.5.

The terms of the Merger Agreement, the other agreements used in the CWS Acquisition and the Amended and Restated Loan Agreements were negotiated at arms' length by management of the Registrant.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements.

                  Consolidated Balance Sheets of CWS at December 31, 2000 and 1999 (Audited) and June 30, 2001 (Unaudited).**

                  Consolidated Statements of Operations of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).**

                  Consolidated Statements of Changes in Shareholders' Equity of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).**

                  Consolidated Statements of Cash Flows of CWS for the years ended December 31, 2000, 1999 and 1998 (Audited) and the six months ended June 30, 2001 (Unaudited).**

         (b)      Pro Forma Financial Information.

                  Pro Forma Combined Condensed Statements of Income for the year ended December 31, 2000 and the six months ended June 30, 2001 (Unaudited).

                  Pro Forma Combined Condensed Balance Sheet as of June 30, 2001 (Unaudited).

         (c)      Exhibits.

                  Item           Description
                  ----           -----------

                  2.1* Agreement and Plan of Merger, dated as of June 6, 2001, among Chateau Communities, Inc., a Maryland corporation, CP Limited Partnership, a Maryland limited partnership, Chateau Merger Sub, a Maryland corporation, Second Merger Sub LLC, a Maryland limited liability company, Partnership Merger Sub, LLC a Delaware limited liability company, CWS Communities Trust, a Maryland real estate investment trust, CWS Communities LP, a

                  Item           Description
                  ----           -----------

                                 Delaware   limited   partnership  and  Security
                                 Capital Manufactured Housing Incorporated, a Delaware corporation.

                  99.1*          Form of 7.5% Notes.

                  99.2* Credit Agreement dated as of August 3, 2001 among CP Limited Partnership, a Maryland limited partnership, Bank One, N.A., certain other banks, financial institutions and other entities and Bank One N.A., as Administrative Agent.

                  99.3*          Form of Investment Loan Agreement.

                  99.4*          Form of Non-Investment Loan Agreement.

                  99.5*          Description of CWS Portfolio.

                 99.6 Amended and Restated Note Purchase Agreement, dated October 12, 2001, among CP Limited Partnership, a Maryland limited partnership, ROC Communities, Inc., a Maryland corporation, Pacific Life Insurance Company and Pacific
                                 Life and Annuity Company for 7.52% Senior Notes due November 4, 2003 and 8.30% Senior Notes due October 1, 2021.

                  ----------------------------------
                       * Incorporated by reference to the Exhibits filed with the Registrant's current report on Form 8-K filed with the Commission on August 20, 2001.

                      ** Incorporated by reference to the Financial Statements filed with the Registrant's current report on Form 8-K/A filed with the Commission on October 17, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 20, 2001                      CHATEAU COMMUNITIES, INC.


                                              By:/s/ Tamara D. Fischer
                                                 ---------------------
                                                     Tamara D. Fischer
                                                     Chief Financial Officer

                            CHATEAU COMMUNITIES, INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

     The following tables set forth our unaudited pro forma condensed financial information for the year ended December 31, 2000 and for the six months ended June 30, 2001. Our unaudited pro forma condensed financial information has been derived from our audited and unaudited historical financial statements and from the audited and unaudited historical financial statements of CWS.

     The pro forma operating data reflects adjustments to our historical financial data to give effect to the following as if each had occurred as of January 1, 2000:

     o The CWS Acquisition, including the financing of the CWS Acquisition, in part, with funds drawn from the Acquisition Facility;

     o The acquisition by CWS of eight manufactured home communities at various times during 2000; and

     o    The disposition by us of one manufactured  home community in September
          2001.

     The pro forma operating data has been adjusted to give effect to the offering of the Senior Notes and the application of the net proceeds therefrom as of June 30, 2001.

     The pro forma condensed balance sheet data reflects adjustments to our historical financial data to give effect to the following as if each had occurred as of June 30, 2001:

     o The CWS Acquisition, including the financing of the CWS Acquisition, in part, with funds drawn from the Acquisition Facility; and

     o    The disposition by us of one manufactured  home community in September
          2001.

     In addition, the pro forma condensed balance sheet data has been adjusted to give effect to the offering of the Senior Notes and the application of the net proceeds therefrom as of June 30, 2001.

     We have based the unaudited pro forma adjustments upon available information and assumptions that we consider reasonable. The unaudited pro forma condensed financial information is not necessarily indicative of what our actual financial position or results of operations would have been for, or as of, the year ended December 31, 2000 or the six months ended June 30, 2001, nor does it purport to represent or project the financial position or results of operations for future periods. Certain reclassifications of the historical balance sheet and income statement for CWS are reflected in the unaudited pro forma condensed financial information to conform to our presentation.

     The unaudited pro forma condensed financial information, together with the notes thereto, should be read in conjunction with the more detailed information contained in the consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001 and contained in our unaudited pro forma condensed financial information and notes thereto and the financial statements and notes thereto of CWS included in our Current Report on Form 8-K/A filed with the SEC on October 17, 2001.

     We have used the purchase method to account for the CWS Acquisition in the unaudited pro forma condensed financial information. The aggregate purchase price of the CWS Acquisition is allocated to tangible assets and liabilities based upon their respective fair values. The final allocation of the purchase price is contingent upon the resolution of certain estimates; however, we do not expect the final allocation to differ materially from the preliminary allocation.

                Pro Forma Combined Condensed Statements of Income


                                                             For the Six Months Ended June 30, 2001
                                                             --------------------------------------
                                                                                                                        Pro forma
                                                                                                       Adjustments     as adjusted
                                      Chateau       CWS                      Pro forma      Pro         for the         for the
                                   (Historical) (Historical) Disposition(1) adjustments    forma        offering        offering
                                   ------------ -----------  -------------- -----------    -----       ----------      -----------
                                                           (in thousands, except per share/OP Unit data)
 Revenues
  Rental income .................  $    97,967  $   28,452   $    (973)     $      --      $ 125,446    $      --      $ 125,446
  Interest income ...............        4,680       1,490          --            359 (5)      6,529           --          6,529
  Management fee and other
     income .....................        2,538          58          --             --          2,596           --          2,596
                                   -----------  ----------   ---------      ---------      ---------    ---------      ---------
     Total revenues .............      105,185      30,000        (973)           359        134,571           --        134,571

Expenses
  Property operating and
      maintenance ...............       28,331       7,432        (182)            --         35,581           --         35,581
  Real estate taxes .............        6,912       1,847        (115)            --          8,644           --          8,644
  Administrative ................        4,835       1,369          --           (921)(2)      5,283           --          5,283
  Depreciation and amortization .       23,400       6,259          --          4,125 (3)     33,784           --         33,784
  Interest and related
      amortization ..............       18,210       5,538          --          7,325 (4)     31,073        2,007(9)      33,080
  Equity in losses of joint
      venture ...................           --       1,564          --            (86)(2)      1,478           --          1,478
                                   -----------  ----------   ---------      ---------      ---------    ---------      ---------
     Total expenses .............       81,688      24,009        (297)        10,443        115,843        2,007        117,850
                                   -----------  ----------   ---------      ---------      ---------    ---------      ---------

Income before gain on sale of
      properties ................       23,497       5,991        (676)       (10,084)        18,728       (2,007)        16,721
  Gain on sale of properties ....           --       3,125          --             --          3,125           --          3,125
                                   -----------   ---------   ---------      ---------      ---------    ---------      ---------
Income before minority
     interest....................       23,497       9,116        (676)       (10,084)        21,853       (2,007)        19,846

Less income allocated to
     minority interest:
  Preferred OP Units.............        3,047          --          --             --          3,047           --          3,047
  Common OP Units................        2,318       1,577          --           (830)(6)      3,065         (327)(10)     2,738
                                   -----------   ---------   ---------      ---------      ---------    ---------      ---------
Net income available to
     common shareholders.........  $    18,132  $    7,539   $    (676)     $  (9,254)     $  15,741    $  (1,680)     $  14,061
                                   ===========  ==========   =========      =========      =========    =========      =========

Net income per share/OP Unit:
  Net income--basic .............  $      0.63  $     0.28                                 $    0.54(8)                $    0.48(11)
                                   ===========  ==========                                 =========                   =========
  Net income--assuming dilution .. $      0.63  $     0.28                                 $    0.54(8)                $    0.48(11)
                                   ===========  ==========                                 =========                   =========


          The accompanying notes are an integral part of the pro forma combined condensed financial statements.

               Pro Forma Combined Condensed Statements of Income


                                                             For the Year Ended December 31, 2000
                                                             ------------------------------------
                                                                                                                   Pro forma
                                                         Acquisitions                             Adjustments     as adjusted
                                  Chateau       CWS            &         Pro forma       Pro        for the         for the
                               (Historical) (Historical) disposition(1) adjustments     forma       offering        offering
                               ------------ -----------  -------------- -----------     -----     -----------     ------------
                                                           (in thousands, except per share/OP Unit data)
Revenues
  Rental income .............. $ 186,963    $ 52,195     $ 2,379        $     --     $  241,537    $      --       $   241,537
  Interest income ............    10,794       2,451          --             718(5)      13,963           --            13,963
  Management fee and other
      income .................     7,008         232          --              --          7,240           --             7,240
                                 ---------    --------     -------        --------     ----------    ---------       -----------
     Total revenues ..........   204,765      54,878       2,379             718        262,740           --           262,740

Expenses
  Property operating and
      maintenance ............    51,849      14,029         561              --         66,439           --            66,439
  Real estate taxes ..........    13,426       3,720         (56)             --         17,090           --            17,090
  Administrative .............    10,448       5,518          --          (1,798)(2)     14,168           --            14,168
  Depreciation and
      amortization ...........    43,920      11,217          --           9,551 (3)     64,688           --            64,688
  Interest and related
      amortization ...........    36,400       8,929          --          18,113 (4)     63,442        4,014(9)         67,456
  Equity in losses of joint
      ventures ...............        --       2,698          --            (172)(2)      2,526           --             2,526
                               ---------    --------     -------        --------     ----------    ---------       -----------
     Total expenses ..........   156,043      46,111         505          25,694        228,353        4,014           232,367
                               ---------    --------     -------        --------     ----------    ---------       -----------

     Income before minority
       interest...............    48,722       8,767       1,874         (24,976)        34,387       (4,014)           30,373

Less income allocated to
      minority interest:
  Preferred OP Units..........     6,094          --          --              --          6,094           --             6,094
  Common OP Units.............     4,842       1,547          --          (1,777)(6)      4,612         (655)(10)        3,957
                               ---------    --------     -------        --------     ----------    ---------       -----------
Net income available to
      common shareholders..... $  37,786    $  7,220     $ 1,874        $(23,199)    $   23,681    $  (3,359)      $    20,322
                               =========    ========     =======        ========     ==========    =========       ===========

Net income per share/OP Unit:
  Net income--basic .......... $    1.33    $   0.27                                 $     0.82(8)                 $      0.70(11)
                               =========    ========                                 ==========                    ===========
  Net income--assuming
      dilution ............... $    1.32    $   0.27                                 $     0.82(8)                 $      0.70(11)
                               =========    ========                                 ==========                    ===========


          The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                   Pro Forma Combined Condensed Balance Sheets


                                                                 As of June 30, 2001
                                                                 -------------------
                                                                                                              Pro forma
                                                                                              Adjustments    as adjusted
                                    Chateau       CWS          Pro forma            Pro         for the       for the
                                 (Historical) (Historical)    adjustments          forma        offering      offering
                                 ------------ -----------  -------------------  ----------   -------------   -----------
                                                                       (in thousands)
Assets:

Rental property, net .........   $  918,959   $  423,537   $    78,511 (12)(13) $1,421,007   $       --      $ 1,421,007
Cash and cash
    equivalents ..............        2,878        1,645           357 (17)          4,880           --            4,880
Rents and other
    receivables, net .........        7,780        2,284            --              10,064           --           10,064
Notes receivables ............       33,566           --            --              33,566           --           33,566
Investments in and
    advances to affiliates           84,483       22,656       (14,883)(12)         92,256           --           92,256
Prepaid expenses and
    other assets .............       11,735        5,575        (2,905)(12)         14,405        1,669(18)       16,074
Goodwill .....................           --        2,307        (2,307)(12)             --           --               --
                                 ----------   ----------   -----------          ----------   ----------      -----------
 Total assets ................   $1,059,401   $  458,004   $    58,773          $1,576,178   $    1,669      $ 1,577,847
                                 ==========   ==========   ===========          ==========   ==========      ===========

Liabilities:

Debt .........................   $  556,161   $  165,574    $  306,060 (14)     $1,027,795   $    1,669(18)  $ 1,029,464
Accrued interest payable......        7,231          642            --               7,873           --            7,873
Accounts payable and
    accrued expenses .........       16,527        5,216            --              21,743        7,107(19)       28,850
  Rents received in advance
      and security deposits ..       11,026        2,215            --              13,241           --           13,241
  Dividends and
      distributions payable ..       18,447        5,271        (5,271)(12)         18,447           --           18,447
                                 ----------   ----------   -----------          ----------   ----------      -----------
  Total liabilities ..........      609,392      178,918       300,789           1,089,099        8,776        1,097,875

Minority interests
  in Operating Partnership....      118,836       26,145        (1,120)(15)        143,861           --          143,861
Shareholders' Equity
Preferred stock,
  $.01 par value, 2 million
  shares authorized;
  no shares issued
  or outstanding..............           --           --            --                  --           --               --
Common stock; $.01 par value,
  90 million shares authorized;
  28,531,675 and 28,424,900
  shares issued and
  outstanding at December 31,
  2000 and 1999,
  respectively................          288          272          (272)(16)            288           --              288
Additional paid-in capital....      454,719      272,153      (272,153)(16)        454,719           --          454,719
Dividends in excess
  of accumulated earnings.....     (110,704)     (19,484)       31,529 (16)        (98,659)          --          (98,659)
Accumulated other
  comprehensive income........          582           --            --                 582       (7,107)(19)      (6,525)
Notes receivable from officers,
  577,432 and 371,698 shares
  outstanding at December 31,
  2000 and 1999,
  respectively................      (13,712)          --            --             (13,712)          --          (13,712)
                                 ----------   ----------   -----------          ----------   ----------      -----------
Total shareholders' equity....      331,173      252,941       240,896             343,218       (7,107)         336,111
                                 ----------   ----------   -----------          ----------   ----------      -----------
Total liabilities and
  shareholders' equity........   $1,059,401   $  458,004   $    58,773          $1,576,178   $    1,669      $ 1,577,847
                                 ==========   ==========   ===========          ==========   ==========      ===========


          The accompanying notes are an integral part of the pro forma combined condensed financial statements.

                          Notes to Unaudited Pro Forma
                     Combined Condensed Financial Statements

                  (in thousands, except per share/OP Unit data)


Accounting Treatment

     The CWS Acquisition will be accounted for using the purchase method of accounting in accordance with generally accepted accounting principles. Accordingly, the assets and liabilities of CWS and CWS OP will be adjusted to fair market value and the results of operations of CWS and CWS OP will be included in the results of operations of the combined Company for periods subsequent to the closing date of the CWS Acquisition.

Adjustments to Pro Forma Combined Condensed Statements of Income

(1) Acquisitions and Disposition--For the year ended December 31, 2000, this column reflects the results for eight manufactured home communities, containing an aggregate of 2,534 homesites, acquired by CWS at various times during 2000 and the disposition of one manufactured home community with 520 homesites by us in September 2001, as if such transactions had occurred on January 1, 2000. For the six months ended June 30, 2001, this column reflects the disposition of the one manufactured home community by us in September, 2001, as if it had occurred on January 1, 2001.

                                                                                     For the Six     For the Year
                                                                                        Months           Ended
                                                                                    Ended June 30,   December 31,
                                                                                         2001            2000
                                                                                    --------------   ------------
(2)       To  reflect  costs  savings  related  to  an  administrative  services agreement  between CWS and an affiliated  third party and reduction in
          salaries  for  individuals  with   termination   contracts  issued  in
          conjunction  with the CWS  Acquisition.  The  administrative  services
          agreement  was  not  assigned  to  us  in  connection   with  the  CWS
          Acquisition and we will use existing internal  resources to manage the manufactured home communities acquired in the CWS Acquisition.

            Portion allocated to CWS ...........................................    $       (921)    $   (1,798)
                                                                                    ============     ==========
            Portion allocated to unconsolidated joint venture of CWS ...........    $        (86)    $     (172)
                                                                                    ============     ==========

(3)       To reflect adjustments in depreciation for the following:

          a)To reverse historical depreciation for CWS .........................    $     (6,259)    $  (11,217)

          b)To record  estimated  depreciation of manufactured  home communities
            (assuming all  acquisitions  and  disposition  occured on January 1,
            2000) based on estimated useful lives of 20 years. Depreciable basis allocated to manufactured home communities
            was approximately $415 million .....................................          10,384         20,768
                                                                                     -----------     ----------
                                                                                    $      4,125     $    9,551
                                                                                     ===========     ==========

                          Notes to Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

                  (in thousands, except per share/OP Unit data)


                                                                                     For the Six     For the Year
                                                                                        Months           Ended
                                                                                    Ended June 30,   December 31,
                                                                                         2001            2000
                                                                                    --------------   ------------

(4)       To reflect adjustments to interest expense for the following:
          a)    Additional interest expense related to the eight manufactured home  communities  acquired  by CWS during 2000 (See Note 1) for the period from January 1, 2000 to the date of acquisition by
                CWS ............................................................    $        ---     $   2,426
          b)    To eliminate interest expense associated with the lines
                of credit, which payments were made with the proceeds from the disposition of one manufactured home community in
                September 2001 .................................................            (441)         (882)
          c)    To  record interest expense on CWS debt assumed as part of the
                CWS Acquisition, net of amounts capitalized ...................            4,344         7,578
          d)    To eliminate historical interest associated with CWS ...........          (5,538)       (8,929)
          e)    Interest associated with the borrowing on the lines of credit to
                pay the estimated costs associated with the CWS Acquisition ....             175           350
          f)    Additional interest expense associated with the Acquisition
                Facility  used to finance the CWS  Acquisition  (a change in the interest rate of 1/8% would cause an increase/decrease in
                interest expense of $404 per year) .............................           8,412        16,824
          g)    Additional interest expense related to the 7.5% Notes (See
                Note 14) .......................................................             373           746
                                                                                    ------------     ---------
                                                                                    $      7,325     $  18,113
                                                                                    ============     =========

(5)       In conjunction with the CWS Acquisition, we agreed, pursuant to subscription agreements (the "Subscription Agreements"), to issue
          OP Units to certain former stockholders of CWS in exchange for notes receivable of $9,570, which bear interest at a rate of 7.5% per year and mature in August 2010 (the "Notes Receivable"). This
          adjustment reflects the interest income on these Notes Receivable ....    $        359     $      718
                                                                                    ============     ==========

(6)       To  adjust  the  limited  partners'  ownership  interest  based on the outstanding number of OP Units as a percentage of total outstanding OP
          Units, as follows:
                 Pro forma net income before preferred OP interest..............         $18,806     $   28,293
                 Pro forma minority interest percentage (See Note 7)............            16.3%          16.3%
                                                                                    ------------     ----------
                 Total allocated to common OP Units ............................           3,065          4,612
                 Less: amounts previously allocated ............................          (3,895)        (6,389)
                                                                                    ------------     ----------
                 Adjustment necessary ..........................................    $       (830)    $   (1,777)
                                                                                    ============     ==========

                          Notes to Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

                  (in thousands, except per share/OP Unit data)


                                                                                     For the Six     For the Year
                                                                                        Months           Ended
                                                                                    Ended June 30,   December 31,
                                                                                         2001            2000
                                                                                    --------------   ------------
(7)       The following  adjustments are to reflect the common stock and OP Unit transactions  associated  with  the CWS  Acquisition.  The  pro  forma weighted  average  shares and OP Units  outstanding  are  computed  as follows:
            Historical weighted average shares outstanding......................          28,635         28,480

          In  conjunction  with  the CWS  Acquisition,  certain  entities  which received OP Units will contribute such OP Units to Chateau in exchange for an equivalent number of shares of common stock of Chateau, thereby
          increasing the common stock...........................................             375            375
                                                                                    ------------     ----------
            Pro forma total shares outstanding..................................          29,010         28,855
                                                                                    ============     ==========
            Historical weighted average OP Units outstanding....................           3,660          3,651

            Issuance of OP Units in connection with the CWS Acquisition ........           2,041          2,041

            Issuance of OP Units in exchange for the Notes Receivable
            (See Note 5) .......................................................             309            309

          In  conjunction  with  the CWS  Acquisition,  certain  entities  which received OP Units will contribute such OP Units to Chateau in exchange for an equivalent number of shares of common stock of Chateau, thereby
          decreasing the OP Units...............................................            (375)          (375)
                                                                                    -------------    ----------
            Pro forma total OP Units outstanding................................           5,635          5,626
                                                                                    ============     ==========
            Pro forma total weighted average shares and OP Units outstanding....          34,645         34,481
                                                                                    ============     ==========
            Pro forma weighted average shares...................................          29,010         28,855
                                                                                            83.7%          83.7%
            Pro forma weighted average OP Units.................................           5,635          5,626
                                                                                            16.3%          16.3%

(8)       Pro forma earnings per share is calculated as follows:
          Basic EPS:

            Pro forma net income before preferred OP interest...................    $     18,806     $   28,293
                                                                                    ============     ==========
            Pro forma weighted average shares outstanding--basic................          34,645         34,481
                                                                                    ============     ==========
            Pro forma per share.................................................    $       0.54     $     0.82
                                                                                    ============     ==========

          Diluted EPS:

            Pro forma net income before preferred OP interest...................    $     18,806     $   28,293
                                                                                    ============     ==========
            Pro forma weighted average shares outstanding.......................          28,635         28,480

            Pro forma weighted average OP Units outstanding.....................           6,010          6,001

            Effect of dilutive Chateau stock options ...........................             221             94
                                                                                    ------------     ----------
            Pro Forma weighted average shares and OP Units outstanding--diluted           34,866         34,575
                                                                                    ============     ==========
            Pro forma per share.................................................    $       0.54     $     0.82
                                                                                    ============     ==========

                          Notes to Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

                     (in thousands, except per share/OP Unit data)


                                                                                     For the Six     For the Year
                                                                                        Months           Ended
                                                                                    Ended June 30,   December 31,
                                                                                         2001            2000
                                                                                    --------------   ------------
(9)       To adjust interest expense related to the offering:

            Interest expense for the Senior Notes at 7.125%,  the use of the net proceeds of the offering to  refinance a portion of the  Acquisition
            Facility, the amortization of the hedge loss related to the issuance of the notes and the amortization of the discount and estimated
            offering costs ......................................................   $      2,007     $    4,014
                                                                                    ============     ==========

(10) To adjust the common OP minority interest based on the outstanding numbers OP Units as a percentage total outstanding OP Units, as follows:

            Pro forma net income before Preferred OP interest...................    $     16,799     $   24,279

            Pro forma minority interest percentage (See Note 7).................            16.3%          16.3%
                                                                                    ------------     ----------
            Total allocated to common OP Units..................................    $      2,738     $    3,957

            Less: amounts previously allocated .................................          (3,065)        (4,612)
                                                                                    ------------     ----------
            Adjustment necessary ...............................................    $       (327)    $     (655)
                                                                                    ============     ==========

(11)      Pro forma earnings per share is calculated as follows:
          Basic EPS:

            Pro forma net income before preferred OP interest...................    $     16,799     $   24,279
                                                                                    ============     ==========
            Pro forma weighted average shares outstanding--basic................          34,645         34,481
                                                                                    ============     ==========
            Pro forma per share.................................................    $       0.48     $     0.70
                                                                                    ============     ==========

          Diluted EPS:

            Pro forma net income before preferred OP interest...................    $     16,799     $   24,279
                                                                                    ============     ==========
            Pro forma weighted average shares outstanding.......................          28,635         28,480

            Pro forma weighted average OP Units outstanding.....................           6,010          6,001

            Effect of dilutive Chateau stock options ...........................             221             94
                                                                                    ------------     ----------
            Pro forma weighted average shares and OP Units
               outstanding--diluted ............................................          34,866         34,575
                                                                                    ============     ==========
            Pro forma per share.................................................    $       0.48     $     0.70
                                                                                    ============     ==========

                          Notes to Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

                  (in thousands, except per share/OP Unit data)


   Adjustments to Pro Forma Combined Condensed Balance Sheets

(12) Represents the purchase price and liabilities assumed in connection with the CWS Acquisition as follows:

          Cash purchase price ..........................................................................     $322,643
          Value of 7.5% Notes issued by us (See Note 14(c)) ............................................        9,942
          Value of OP Units issued (at $30.935 per OP Unit) ............................................       63,070
          Debt assumed .................................................................................      149,335
          Severance liability assumed ..................................................................        2,000
          Acquisition fees and expenses (see below) ....................................................        5,000
                                                                                                             --------
                                                                                                             $551,990
                                                                                                             ========

          Estimated fees and expenses related to the CWS Acquisition are as follows:

          Legal and accounting .........................................................................     $  2,000
          Other ........................................................................................        3,000
                                                                                                             --------
                                                                                                             $  5,000

          The following details the allocation of purchase price for acquired assets and the elimination of assets and liabilities not assumed in connection with the CWS Acquisition:

                                                                                               CWS
                                                                          Allocation of      carrying
                                                                          purchase price      value           Adjustments
                                                                          --------------     --------         -----------
          Rental property, net ......................................      $519,691          $423,537          $96,154
          Cash and cash equivalents .................................         1,645             1,645             --
          Rents and other receivables, net ..........................         2,284             2,284             --
          Investments in and advances to affiliates .................         7,773            22,656          (14,883)(i)
          Prepaid expenses and other assets .........................         2,670             5,575           (2,905)(i)
          Goodwill ..................................................          --               2,307           (2,307)
          Accrued interest payable ..................................          (642)             (642)            --
          Accounts payable and accrued expenses .....................        (5,216)           (5,216)            --
          Prepaid rents and security deposits .......................        (2,215)           (2,215)            --
          Dividends and distributions payable .......................          --              (5,271)           5,271
          Notes receivable (included in minority interests in
               operating partnership) ...............................        26,000            26,000             --
                                                                           --------          --------          -------
          Totals ....................................................      $551,990          $470,660          $81,330
                                                                           ========          ========          =======

          ----------
          (i)       This  adjustment  represents RV properties that are included in  the  allocation  of the  purchase  price  to the  rental property.  In  addition,  CWS had certain  other assets that were ascribed no value in the purchase price allocation.

(13)      To reflect the disposition of one manufactured home community, which
          was sold in September 2001 ...............................................................          $(17,643)
                                                                                                              ========

                          Notes to Unaudited Pro Forma
              Combined Condensed Financial Statements--(Continued)

                     (in thousands, except per OP Unit data)


(14)      To reflect adjustments to debt related to the following:

            a)  Acquisition Facility acquired to finance, in part, the CWS Acquisition. The
                Acquisition Facility bears interest at a rate of LIBOR plus 120 basis points and
                matures on August 2002 .................................................................     $323,000
            b)  Payments on the line of credit, net ....................................................       (5,854)
            c)  Notes payable issued to certain former stockholders of CWS. In conjunction with the
                CWS Acquisition, we purchased shares of CWS common stock from stockholders in
                CWS. In lieu of cash payment for these shares, we issued the 7.5% Notes to these
                stockholders, which mature in August 2012 ..............................................        9,942
            d)  Debt paid off at time of closing of the CWS Acquisition ................................      (21,028)
                                                                                                             --------
                                                                                                             $306,060
                                                                                                             ========

          Pro forma debt is comprised of the following at June 30, 2001:

                                                       Weighted average       Weighted average             Principal
                                                        interest rate        maturity (in years)            balance
                                                        -----------          -------------------            -------
          Mortgage indebtedness ....................        7.74%                    8.0                   $  285,579
          Unsecured senior notes ...................        7.50%                    3.2                      320,000
          Acquisition Facility .....................        4.93%                    1.0                      323,000
          Lines of credit ..........................        4.95%                    ---                       85,706
          Other notes payable ......................        ---                      ---                       13,510
                                                                                                           ----------
                                                                                                           $1,027,795
                                                                                                           ==========

(15)      To reflect the following adjustments to limited partners' equity:

          a)  Purchase and retirement of units of limited partner interests in CWS OP ................       $(52,145)
          b)  Issuance of OP Units as consideration for the CWS Acquisition ..........................         63,070
          c)  Issuance of OP Units for the Notes Receivable ..........................................          9,570
          d)  Subscription Agreements for OP Units ...................................................         (9,570)
          e)  Reclassification to make minority interests equivalent to shareholders' equity
              based on number of OP Units outstanding at June 30, 2001 ...............................        (12,045)
                                                                                                           ----------
                                                                                                           $   (1,120)
                                                                                                           ==========

(16) To eliminate historical equity of CWS and to adjust dividends in excess of accumulated earnings (See Note 15(e)).

(17) To reflect the excess cash received from the Acquisition Facility over the cash portion of the purchase price for the CWS Acquisition, which includes payoffs of certain debt of CWS, on the closing date (See Note
          12).

(18) To reflect adjustments related to the offering of the Senior Notes, including the issuance of $150 million of the notes (at a price to investors of 99.887%), and the estimated offering costs related to the issuance of the notes and the use of the net proceeds of the offering to repay approximately $148.3 million of the Acquisition Facility.

(19) To reflect adjustments related to the accumulated hedge loss incurred in connection with the issuance of the notes, that is included in other comprehensive income.